Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED SEPTEMBER [•], 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC, THE INFORMATION AGENT.
Mercantile Bancorp, Inc.
Incorporated under the laws of the State of Delaware
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Subscription Rights to Purchase Units consisting of
One Share of Common Stock and a Warrant to purchase One Share of Common Stock of Mercantile Bancorp, Inc.
Subscription Price: $[•] per Unit
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME,
ON OCTOBER [•], 2010, UNLESS EXTENDED BY THE COMPANY
REGISTERED
   OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase a Unit consisting of one share of Common Stock, with a par value of $0.4167 per share, of Mercantile Bancorp, Inc., a Delaware corporation, and a warrant to purchase one share of Common Stock of Mercantile Bancorp, Inc., at a subscription price of $[•] per Unit (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus, as well as additional Units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the signature of Mercantile Bancorp, Inc.’s duly authorized officer.
Date: September [•], 2010

Ted T. Averkamp	Vice President
President and Chief Executive Officer	Illinois Stock Transfer Company

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by Hand/Mail/Overnight Courier:
Illinois Stock Transfer Company
209 West Jackson Boulevard, Suite 903
Chicago, IL
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for Units pursuant to your Over-Subscription Privilege, if applicable, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Units than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I apply for __________ Units x $[•]           = $_____________
(no. of units)   (subscription price)   (amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:
If you wish to subscribe for additional Units:
I apply for __________ Units x $[•]           = $_____________
(no. of units)   (subscription price)   (amount enclosed)
(c) Total Amount of Payment Enclosed = $________________
METHOD OF PAYMENT (CHECK ONE)
☐
Check or bank draft drawn on a U.S. bank, or postal, telegraphic, or express money order payable to “Illinois Stock Transfer Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐
Wire transfer of immediately available funds directly to the account maintained by Illinois Stock Transfer Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [BANK ACCOUNT], Illinois Stock Transfer Company FBO Mercantile Bancorp, Inc., with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Units underlying your subscription right or certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

(Name of Bank of Firm)

By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF MERCANTILE BANCORP, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW & CO., LLC, THE INFORMATION AGENT, AT (203) 658-9400 (COLLECT) OR (800) 607-0088 (TOLL-FREE).